Exhibit 24.0

POWER OF ATTORNEY

We, the undersigned directors and officers of NewMil Bancorp, Inc. (the "Company") hereby severally constitute and appoint Francis J. Wiatr and B. Ian McMahon, and each of them, as our true and lawful attorney and agent, to sign for us in our names in the capacities indicated below the Form 10-K for the year ended December 31, 2005, and any and all amendments thereto; and we hereby approve, ratify and confirm all that said Francis J. Wiatr and B. Ian McMahon, or each of them, shall do or cause to be done by virtue of the power and authority granted hereby.

/s/ Francis J. Wiatr
Francis J. Wiatr
Chairman of the Board, President
and Chief Executive Officer
February 22, 2006

/s/ B. Ian McMahon
B. Ian McMahon
Chief Financial Officer
and Chief Accounting Officer
February 22, 2006

/s/ Herbert E. Bullock
Herbert E. Bullock
Director
February 22, 2006

/s/ Joseph Carlson II
Joseph Carlson II
Director
February 22, 2006

/s/ Kevin L. Dumas
Kevin L. Dumas
Director
February 22, 2006

/s/ Paul N. Jaber
Paul N. Jaber
Director
February 22, 2006

/s/ Laurie G. Gonthier
Laurie G. Gonthier
Director
February 22, 2006

/s/ Robert J. McCarthy
Robert J. McCarthy
Director
February 22, 2006

/s/ John J. Otto
John J. Otto
Director
February 22, 2006

/s/ Betty F. Pacocha
Betty F. Pacocha
Director and Secretary
February 22, 2006

/s/ Suzanne L. Powers
Suzanne L. Powers
Director
February 22, 2006

/s/ Anthony M. Rizzo, Sr.
Anthony M. Rizzo, Sr.
Director
February 22, 2006

/s/ Mary C. Williams
Mary C. Williams
Director
February 22, 2006